Exhibit 99.1

Acer Therapeutics Announces Promotion of Tanya Hayden to Chief Operating Officer

NEWTON, MA – June 21, 2022 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs, today announced the promotion of Tanya Hayden to Chief Operating Officer (COO). Harry S. Palmin, who had been serving as the Company’s Chief Operating Officer as well as its Chief Financial Officer, will continue to serve as the Company’s Chief Financial Officer.

In her new role as COO, Ms. Hayden will have primary responsibility for supporting operational and commercial growth and effectiveness, as well as establishing, improving, and scaling the company’s executional operations. Ms. Hayden joined Acer in June 2021 as Vice President of Program and Strategic Alliance Management and has played a critical role in the advancement of Acer’s investigational programs, including the Company’s ongoing preparations for the potential commercial launch of ACER-001 (sodium phenylbutyrate) for treatment of urea cycle disorders (UCDs), and management of its strategic collaborations. Ms. Hayden will continue to oversee program and strategic alliance management responsibilities in her new role as COO.

“Tanya’s leadership and strategic oversight of Acer’s commercial and operational readiness in preparation for our potential commercial approval and launch of ACER-001 in UCDs, along with her role in the clinical advancement of our product candidates, has been instrumental in shaping our growth in the last year,” stated Chris Schelling, CEO and Founder of Acer. “Tanya’s deep expertise in, and responsibility for, drug development and delivery, clinical and commercial contract manufacturing, and alliance management, will be instrumental in our future growth as our ACER-001, ACER-801 and EDSIVO™ (celiprolol) programs continue to advance toward key near-term milestones throughout the rest of 2022.”

Prior to joining Acer, Ms. Hayden spent 20-years at Lonza (formerly Bend Research/Capsugel) and was responsible for business unit planning, operational excellence, clinical and commercial contract manufacturing, and program management. Throughout her career, Ms. Hayden has had the opportunity to lead internal cross-functional teams to introduce new capabilities and improve performance, as well as collaborate with external partners to advance new products to the market. Ms. Hayden received a B.S. degree in Chemistry from Gonzaga University.

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four investigational programs: ACER-001 (sodium phenylbutyrate) for treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of induced Vasomotor Symptoms (iVMS);

EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of viruses, including cytomegalovirus, Zika, dengue, Ebola and COVID-19. For more information, visit www.acertx.com.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, timelines for clinical study enrollment or regulatory actions, or otherwise, future financial position, future revenues, projected expenses, regulatory submissions, actions or approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for our investigational product candidates to safely and effectively treat diseases and to be approved for marketing; our ability to close upon and obtain the proceeds of any financing arrangements as well as to satisfy the ongoing conditions and requirements for maintaining the financing facilities and avoiding default or an accelerated payment requirement; the commercial or market opportunity of any of our product candidates in any target indication and any territory; our ability to secure the additional capital necessary to fund our various product candidate development programs; the adequacy of our capital to support our future operations and our ability to successfully fund, initiate and complete clinical trials and regulatory submissions for ACER-001, ACER-801, EDSIVO™ or our other product candidates; the ability to protect our intellectual property rights; our strategy and business focus; and the development, expected timeline and commercial potential of any of our product candidates. Our pipeline products are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund our various product candidate development programs and to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, risks related to the drug development and the regulatory approval process, including the timing and requirements of regulatory actions, and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

CORPORATE CONTACTS

Acer Therapeutics:

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1-844-902-6100

INVESTOR RELATIONS CONTACTS

Acer Therapeutics:

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-339-225-1047

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